Exhibit 10.2

UROPLASTY, INC.
 NON-QUALIFIED STOCK OPTION AGREEMENT

AWARDED TO	Grant No.	Grant Date	Number of Shares	Exercise Price
NAME	NQXXX	MM/DD/YY	XX,XXX	$X.XX

This NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is made as of the date set forth in the box above labeled “Grant Date” (the “Grant Date”) by and between Uroplasty, Inc., a Minnesota corporation (the “Company”), and the individual named in the box above labeled “Awarded To” (the “Participant”).

1.       Grant of Option.  The Company hereby grants Participant the option (the “Option”) to purchase all or any part of an aggregate of the number of shares of the Company’s Common Stock set forth in the box above labeled “Number of Shares” (the “Shares”) at the exercise price, which is the closing price of the Company’s common stock on the Grant Date, set forth in the box above labeled “Exercise Price” according to the terms and conditions set forth in this Agreement and in the Uroplasty, Inc. 2006 Stock and Incentive Plan (the “Plan”).  The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Option is issued under the Plan and is subject to its terms and conditions.  A copy of the Plan will be furnished upon request of Participant.

The Option shall terminate at the close of business seven years from the Grant Date.

2.       Vesting of Option Rights.

(a)           Except as otherwise provided in this Agreement or the Plan, the Option may not be exercised by Participant until the Vesting Date on XXXX, XX, XXXX, the first anniversary of your Grant Date.

(b)          During the lifetime of Participant, the Option shall be exercisable only by Participant and shall not be assignable or transferable by Participant, other than by will or the laws of descent and distribution.

3.        Expiration Date.  You may exercise the Option only to the extent you are vested in it.  You may exercise that portion of your exercisable Option at any time and from time to time until 5:00 pm central time on XXXX, XX, XXXX after which time your Option expires.

4.        Exercise of Option after Death or Termination.  The Option shall terminate and may no longer be exercised if Participant ceases to be a member of the Board of Directors of the Company, except that:

(a)         If Participant ceases to be a member of the Board of Directors of the Company for any reason, voluntary or involuntary, other than for “Cause” (as defined in the Plan) or Participant’s death or disability (as defined in the Plan), Participant may at any time within a period of 3 months after such termination exercise the Option to the extent the Option was exercisable by Participant on the date of the termination of Participant as a Director.

(b)         If Participant ceases to be a member of the Board of Directors of the Company for Cause, the Option shall be terminated as of the date of the act giving rise to such termination.

(c)         If Participant shall die while the Option is still exercisable according to its terms or if terminated because Participant has become disabled (as defined in the Plan) while a member of the Board of Directors of the Company and Participant shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Participant’s death or date of termination as a Director for disability by Participant, personal representatives or administrators or guardians of Participant, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Participant was entitled to purchase under the Option on (i) the earlier of the date of death or termination as a Director or (ii) the date of termination for such disability, as applicable.

(d)        Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

5.       Method of Exercise of Option.  Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise to the Company at its principal office within the Option period.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price.  Payment of the exercise price shall be made (i) in cash (including bank check, personal check or money order payable to the Company), (ii) with the approval of the Company (which may be given in its sole discretion), by tendering to the Company a number of shares of the Company’s Common Stock already owned by Participant having a Fair Market Value (as defined in the Plan) equal to the full exercise price of the Shares being acquired.

6.       Miscellaneous.

(a)           Plan Provisions Control.  In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(b)          No Rights of Stockholders.  Neither Participant, Participant’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Participant, Participant’s legal representative or permissible assignee, as applicable.

(c)           No Right to Employment or Membership.  The grant of the Option shall not be construed as giving Participant the right to be retained in the employ of, or as giving a Director of the Company the right to continue as a Member of the Board of Directors of the Company or an Affiliate (as defined in the Plan), nor will it affect in any way the right of the Company or an Affiliate to terminate such position at any time, with or without cause.  In addition, the Company may at any time terminate Participant’s term as a member of the Board of a Directors of the Company, free from any liability or any claim under the Plan or the Agreement.  Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  The Option granted hereunder shall not form any part of the wages, salary or retainer of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination.  Under no circumstances shall any person ceasing to be a Participant of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such Participant might otherwise have enjoyed but for termination, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(d)            Governing Law.  The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

(e)           Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee (as defined in the Plan), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(f)            No Trust or Fund Created.  Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

(g)          Headings.  Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

(h)          Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Minnesota Business Corporation Act.  As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(i)            Income Tax.  Participant is responsible for payment of all applicable taxes with respect to the exercise of this grant.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

UROPLASTY, INC.

By:
Name: Rob Kill
Its: Title; President and CEO

Return to UROPLASTY, Inc., Chief Financial Officer,
 5420 Feltl Road, Minnetonka, MN 55343

ACKNOWLEDGMENT OF RECEIPT

AWARDED TO	Grant Date	Number of Shares	Exercise Price
NAME	NQXXX	MM/DD/YY	XX,XXX

I hereby acknowledge receipt of the Non-Qualified Stock Option granted on the Grant Date under the terms and conditions of the Plan and this Agreement and agree to the provisions set forth therein and herein.

Signature of Participant	Date